SEPTEMBER 18, 1998


          THRIFT PLAN FOR EMPLOYEES OF
                  	S&T BANK







           	Amended and Restated
          Effective October 1, 1998



THRIFT PLAN FOR EMPLOYEES OF S&T BANK


           TABLE OF CONTENTS

                                                                  PAGE

ARTICLE 1.  DEFINITIONS

1.01    Accounts...................................................1
1.02    Actual Deferral Percentage.................................1
1.03    Adjustment Factor..........................................2
1.04    Affiliated Employer........................................2
1.05    Annual Dollar Limit........................................2
1.06    Annuity Starting Date......................................3
1.07    Beneficiary................................................3
1.08    Board of Directors.........................................3
1.09    Code.......................................................3
1.10    Committee or Thrift Plan Committee.........................3
1.11    Compensation...............................................3
1.12    Contribution Percentage....................................4
1.13    Disability.................................................4
1.14    Earnings...................................................4
1.15    Effective Date.............................................5
1.16    Employee...................................................5
1.17    Employer...................................................6
1.18    Employer Account...........................................6
1.19    Employer Discretionary Contributions.......................6
1.20    Employer Matching Contributions............................6
1.20    Employer Stock.............................................6
1.21    Enrollment Date............................................6
1.22    ERISA......................................................7
1.23    ESOP Account or Fund G.....................................7
1.24    ESOP Loan Contribution.....................................7
1.25    Exempt Loan................................................7
1.26    Fund or Investment Fund....................................7
1.27    Highly Compensated Employee................................7
1.28    Hour of Service............................................9
1.29    Leased Employee...........................................10
1.30    Member....................................................10
1.31    Member After-Tax Account..................................10
1.32    Member After-Tax Contributions............................10
1.33    Member Pre-Tax Account....................................10
1.34    Member Pre-Tax Contributions..............................10
1.35    Member Rollover Account...................................11
1.36    Member Rollover Contributions.............................11
1.37    Plan......................................................11
1.38    Plan Year.................................................11
1.39    Profits...................................................11
1.40    Qualified Joint and Survivor Annuity......................11


THRIFT PLAN FOR EMPLOYEES OF S&T BANK

                    TABLE OF CONTENTS

                                                                 PAGE

Article 1 - Definitions (continued)

1.41    Spousal Consent...........................................11
1.42    Statutory Compensation....................................12
1.43    Suspense Account..........................................12
1.44    Trustees..................................................12
1.45    Valuation Date............................................13

Article 2 - Eligibility and Membership

2.01    Eligibility...............................................14
2.02    Membership................................................14
2.03    Reemployment of Former Employees and Former Members.......15
2.04    Transferred Members.......................................15
2.05    Termination of Membership.................................15

Article 3 - Contributions

3.01    Member Pre-Tax Contributions..............................16
3.02    Member After-Tax Contributions............................18
3.03    Employer Matching Contributions...........................19
3.04    Employer Regular Contributions............................19
3.05    Employer Discretionary Contributions......................20
3.06    Member Rollover Contributions.............................20
3.07    Change in Contributions...................................21
3.08    Suspension of Contributions...............................21
3.09    Limitations Affecting Highly Compensated Employees........22
3.10    Maximum Annual Additions..................................29
3.11    Return of Contributions...................................35
3.12    Contributions Not Contingent Upon Profits.................36
3.13    Valuation of Shares.......................................37


THRIFT PLAN FOR EMPLOYEES OF S&T BANK

                    TABLE OF CONTENTS

                                                                 PAGE

Article 4 - Investment of Contributions

4.01    Investment Funds..........................................38
4.02    Investment of Members' Account; Change of Election........39
4.03    Transfers Between Funds...................................40
4.04    Investment of Employer Matching Contributions.............40
4.05    Limitation on Transfers Between Funds.....................40
4.06    Investment of Employer Discretionary Contributions........41
4.07    Diversification of ESOP Account...........................41
4.08    Responsibility for Investments............................41

Article 5 - Employee Stock Ownership Plan

5.01    Purchase of Employer Stock................................42
5.02    Exempt Loan...............................................42
5.03    Suspense Account..........................................43
5.04    Allocation of Employer Stock..............................44
5.05    Dividends.................................................44
5.06    Voting Rights; Offer to Purchase Stock....................45
5.07    ESOP Loan Contributions...................................47
5.08    Trustees' Independence....................................47
5.09    Satisfaction of the Exempt Loan...........................48

Article 6 - Valuation of the Accounts

6.01    Valuation of the Investment Funds.........................49
6.02    Statement of Accounts.....................................49

Article 7 - Vested Portion of Accounts

7.01    Vested Portion of Accounts................................50


THRIFT PLAN FOR EMPLOYEES OF S&T BANK

                    TABLE OF CONTENTS

                                                                PAGE

Article 8 - Withdrawals While Still Employed

8.01    Withdrawal After Age 59 1/2..............................51
8.02    Hardship Withdrawal......................................51
8.03    Procedures and Restrictions..............................54
8.04    Withdrawal from ESOP Account.............................54
8.05    Withdrawal of Member After-Tax Contributions.............55

Article 9 - Distribution of Accounts Upon Termination of Employment

9.01    Eligibility..............................................56
9.02    Forms of Distribution....................................56
9.03    Commencement of Payments.................................59
9.04    Small Benefits...........................................61
9.05    Status of Accounts Pending Distribution..................61
9.06    Method of Payment of ESOP Stock Fund.....................61
9.07    Proof of Death and Right of Beneficiary or Other Person..62
9.08    Distribution Limitation..................................62
9.09    Direct Rollover of Certain Distributions.................63

Article 10 - Administration of Plan

10.01   Appointment of Thrift Plan Committee.....................65
10.02   Duties of Committee......................................65
10.03   Individual Accounts......................................66
10.04   Meetings.................................................66
10.05   Action of Majority.......................................66
10.06   Compensation and Bonding.................................66
10.07   Establishment of Rules...................................66
10.08   Prudent Conduct..........................................67
10.09   Service in More than One Fiduciary Capacity..............67
10.10   Named Fiduciary..........................................67
10.11   Limitation of Liability..................................68
10.12   Indemnification..........................................68
10.13   Appointment of Investment Manager........................68
10.14   Expenses of Administration...............................69


THRIFT PLAN FOR EMPLOYEES OF S&T BANK

                     TABLE OF CONTENTS

                                                               PAGE

Article 11 - Management of Funds

11.01   Trust Agreement.........................................70
11.02   Exclusive Benefit Rule..................................70

Article 12 - General Provisions

12.01   Nonalienation...........................................71
12.02   Conditions of Employment Not Affected by Plan...........72
12.03   Facility of Payment.....................................72
12.04   Information.............................................72
12.05   Prevention of Escheat...................................73
12.06   Construction............................................73
12.07   Written Elections.......................................74

Article 13 - Amendment, Merger and Termination

13.01   Amendment of Plan.......................................75
13.02   Merger of Consolidation.................................75
13.03   Additional Participating Employers......................76
13.04   Termination of Plan.....................................77
13.05   Distribution of Accounts Upon a Sale of Assets..........78
13.06   Distribution of Accounts Upon a Sale of Subsidiary......79

Article 14 - Top-Heavy Provisions

14.01   Top-Heaviness Defined...................................80
14.02   Employer Contributions..................................84
14.03   Vesting.................................................85
14.04   Impact on Maximum Benefits..............................85

Article 15 - Execution..........................................86


THRIFT PLAN FOR EMPLOYEES OF S&T BANK

                     INTRODUCTION AND PURPOSE

Effective May 1, 1984, Savings and Trust Company of Pennsylvania (now known as S&T Bank and hereinafter referred to as the "Employer") adopted the Thrift Plan for Employees of Savings and Trust Company of Pennsylvania to provide retirement income and other benefits for the benefit of its eligible employees (herein after referred to as the "Original Plan").

Effective December 31, 1988, the Original Plan was amended and restated in its entirety, at which time the Plan was amended to include a leveraged employee stock ownership plan. Such plan continued to be known as the Thrift Plan for Employees of Savings and Trust Company of Pennsylvania.

Effective January 1, 1989, the Original Plan was again amended and restated in its entirety, to incorporate the provisions of the Tax Reform Act of 1986 and other relevant subsequent federal legislation, the issuance of federal rules, certain court decisions and other changes desired by the Employer. This document was renamed the Thrift Plan for Employees of S&T Bank (hereinafter referred to as the "Prior Plan").

Effective October 1, 1998, the Employer desires to amend and restate the Prior Plan in its entirety, the terms of which are hereinafter set forth. This restatement shall incorporate the provisions of the Small Business Job Protections Act of 1996, the Taxpayer Relief Act of 1997, and other relevant federal legislation, the issuance of federal rules and certain court decisions, as well as various improvements desired by the Employer which are deemed to be in the best interests of the participants and beneficiaries of said plan. Such plan shall continue to be known as the Thrift Plan for Employees of S&T Bank (hereinafter referred to as the "Plan"). The purpose of this Plan continues to be to provide retirement income for the benefit of the Employer's eligible employees and their beneficiaries, but limited to those who qualify in accordance with the terms and conditions of the Plan as set forth herein.

The Employer intends that this Plan, together with the Trust Agreement, shall meet all the pertinent requirements for qualification under the Internal Revenue Code of 1986, as amended, and the Plan and Trust Agreement shall be interpreted, wherever possible, to comply with the terms of said Code and all formal regulations and rulings pertinent to the Plan and Trust Agreement issued thereunder.

Each retired or terminated Member who terminated employment prior to October 1, 1998, under the Original Plan or Prior Plan and who had not commenced receiving his benefits on such date will be eligible to receive benefits on such benefit commencement date as set forth in the Original Plan or Prior Plan, whichever is applicable to him.

The provisions of this Plan shall apply only to any employee who is credited with an Hour of Service on or after October
1, 1998, unless specified otherwise within this document.


             THRIFT PLAN FOR EMPLOYEES OF
                       S&T BANK

      Amended and Restated Effective October 1, 1998


            ARTICLE 1. DEFINITIONS

1.01	   "Accounts" means the Employer Account, the ESOP
        Account, the Member After-Tax Account, the Member
        Pre-Tax Account and the Member Rollover Account.

1.02	   "Actual Deferral Percentage" means, with
        respect to a specified group of Employees, the average
        of the ratios, calculated separately for each Employee
        in that group, of (a) the amount of Member Pre-Tax Contributions made pursuant to Section 3.01 for a Plan
        Year (including Member Pre-Tax Contributions returned
        to any Employee pursuant to Section 3.01(c)), to (b)
        the Employee's Statutory Compensation for that entire
        Plan Year (provided that, upon direction of the
        Committee, Statutory Compensation for a Plan Year
        shall only be counted if received during the period an Employee is a Member or is eligible to become a
        Member).  The Actual Deferral Percentage for each
        group and the ratio determined for each Employee in
        the group shall be calculated to the nearest one one-hundredth of 1%. For purposes of determining the
        Actual Deferral Percentage for a Plan Year, Member
        Pre-Tax Contributions may be taken into account for a
        Plan Year only if they:
      	 (a)	relate to compensation that either would
            have been received by the Employee in the Plan Year
            but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,
	       (b)	are allocated to the Employee as of a
            date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and
       	(c)	are actually paid to the Trustee no later
            than 12 months after the end of the Plan Year to which the contributions relate.

1.03	   "Adjustment Factor" means the cost of living
        adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

1.04	   "Affiliated Employer" means any company not
        participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Sections 1.30 and 3.10, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code.

1.05	   "Annual Dollar Limit" means $150,000, as
        adjusted from time to time for cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

1.06 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or, any other form following a Member's retirement or other termination of employment.

1.07	   "Beneficiary" means any person, persons or
        entity named by a Member by written designation filed with the Committee to receive benefits payable in the event of the Member's death. However, if the Member is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Committee. Any such designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Member, or if no person, persons or entity so designated shall survive the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the estate of the Member.

1.08	   "Board of Directors" means the Board of
        Directors of S&T Bank.

1.09	   "Code" means the Internal Revenue Code of 1986,
        as amended from time to time.

1.10	   "Committee" or "Thrift Plan Committee" means
        the persons named by the Board of Directors to administer and supervise the Plan as provided in
        Article 10.

1.11	   "Compensation" means the total cash
        remuneration paid to an Employee for services rendered to the Employer, including any reduction pursuant to
        Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code. Compensation shall exclude reimbursement or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits. Other extraordinary items are excluded even if not similar to the above. However, Compensation for a Plan Year shall not exceed the Annual Dollar Limit.

1.12	   "Contribution Percentage" means, with respect
        to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee's Member After-Tax Contributions and Employer Matching Contributions for that Plan Year, excluding any Employer Matching Contributions forfeited under the provisions of Sections 3.01 and 3.09, to (b) his Statutory Compensation for that entire Plan Year (provided that, upon direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is a Member or is eligible to become a Member). The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1%.

1.13	   "Disability" means a disability as evidenced by
         receipt of a Social Security disability pension.

1.14	   "Earnings" means the amount of earnings to be
        returned with any excess deferrals, excess contributions or excess aggregate contributions under
        Section 3.01 or 3.09 for a Plan Year, as determined as of the last day of such Plan Year under the Plan's method of allocating income to a Member's Accounts pursuant to Article 6 in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code.

1.15	   "Effective Date" means October 1, 1998, as
        amended and restated. The employee stock ownership plan provisions of the Plan are effective December 31, 1988. The original effective date of the Plan is May
        1, 1984.

1.16	   "Employee" means a person employed by the
        Employer who receives stated compensation other than a pension, severance pay, retainer, or fee under contract; however, the term "Employee" shall exclude:
       	(a)	 any Leased Employee;
       	(b) 	an individual treated as other than a
             common law employee on the payroll records of the
             Employer;
       	(c) 	any person who is included in a unit of
             employees covered by a collective bargaining agreement which does not provide for his membership in the Plan; and
       	(d) any person other than a regular employee who has the intention of ongoing employment with the Employer, such as a temporary employee.
        Notwithstanding any contrary Plan provision, any person who is classified as an independent contractor or consultant by the Employer shall, during the period such person is so classified by the Employer, be excluded from the definition of Employee regardless of such person's reclassification for such period by the Internal Revenue Service or other controlling authority/court.

1.17	   "Employer" means S&T Bank or any successor by
        merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 13.03, with respect to its employees.

1.18	   "Employer Account" means the account into which
        shall be credited the Employer contributions made on a Member's behalf pursuant to Sections 3.03, 3.04 and
        3.05 and earnings on those contributions, unless the Employer designates those contributions to the ESOP Account.

1.19	   "Employer Discretionary Contributions" means
        all amounts contributed pursuant to Section 3.05 of the Plan.

1.20	   "Employer Matching Contributions" means all
        amounts contributed pursuant to Section 3.03 of the Plan.

1.21	   "Employer Stock" means the shares of common
        stock, par value $2.50 per share, of S&T Bancorp, Inc., as adjusted for stock splits, stock dividends, reclassifications or similar changes affecting such stock, providing such stock is a "qualifying employer security" within the meaning of Section 4975(e)(8) of the Code or Treasury Regulation Section 54.4975-12.

1.22	   "Enrollment Date" means date of hire for any
        Employee hired on or after October 1, 1998.

1.23	   "ERISA" means the Employee Retirement Income
        Security Act of 1974, as amended from time to time.

1.24	   "ESOP Account" or "Fund G" means the account
        into which shall be credited on a Member's behalf the Employer Stock released from the Suspense Account as a result of the payment of the ESOP Loan Contributions on or after December 31, 1988 and the earnings on said Employer Stock.

1.25	   "ESOP Loan Contribution" means all amounts
        contributed pursuant to Section 5.07 of the Plan.

1.26	   "Exempt Loan" means any loan to the Plan by the
        Employer (or any other "disqualified person" as defined in Section 4975(e)(2) of the Code) or any loan to the Plan which is guaranteed by the Employer.

1.27	   "Fund" or "Investment Fund" means the separate
        funds in which contributions to the Plan are invested in accordance with Article 4.

1.28    "Highly Compensated Employee" means for a Plan
        Year commencing on or after January 1, 1997, any
        employee of the Employer or an Affiliated Employer
        (whether or not eligible for membership in the Plan)
        who:
       	(a)	 was a 5% owner (as defined in Section
             416(i) of the Code) for such Plan Year or the prior
             Plan Year, or
       	(b)	 for the preceding Plan Year received
             Statutory Compensation in excess of $80,000 and was among the highest 20% of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost-of-living in accordance with Section 414(q) of the Code.

	       Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

       	The Employer's top-paid group election, as described above, shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers for which
        Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year. In lieu of determining Highly Compensated Employees in accordance with the provisions of paragraph (b) above, the Committee may, for any Plan Year, elect to determine Highly Compensated Employees based solely on Statutory Compensation for the preceding Plan Year in excess of $80,000 and without reference to the top-paid group election. Notwithstanding the foregoing, the consistency provision in the preceding sentence shall not apply for the Plan Year beginning in 1997, and for Plan Years beginning in 1998 and 1999, shall apply only with respect to all qualified retirement plans (other than a multiemployer plan) of the Employer and Affiliated Employers.

       	The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.29	   "Hour of Service" means, with respect to any
        applicable computation period,
       	(a) 	each hour for which the employee is paid
             or entitled to payment for the performance of duties for the Employer or an Affiliated Employer,
       	(b) 	each hour for which the employee is paid
             or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period, and
       	(c)  each hour for which back pay,
             irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or
             (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

	       No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

1.30	   "Leased Employee" means any person performing
        services for the Employer or an Affiliated Employer as a leased employee as defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee immediately before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

1.31	   "Member" means any person included in the
        membership of the Plan as provided in Article 2.

1.32 "Member After-Tax Account" means the account into which shall be credited the Member After-Tax
        Contributions and earnings on those contributions.

1.33	   "Member After-Tax Contributions" means all
        amounts contributed by a Member pursuant to Section
        3.02 of the Plan.

1.34	   "Member Pre-Tax Account" means the account into
        which shall be credited the Member Pre-Tax
        Contributions made on a Member's behalf and earnings on those contributions.

1.35	   "Member Pre-Tax Contributions" means all
        amounts contributed pursuant to Section 3.01 of the Plan.

1.36	   "Member Rollover Account" means the account in
        which shall be credited the Member Rollover
        Contributions made by a Member and earnings on those contributions.

1.37	   "Member Rollover Contributions" means all
        amounts contributed pursuant to Section 3.06 of the Plan.

1.38	   "Plan" means the Thrift Plan for Employees of
        S&T Bank as set forth in this document or as amended from time to time.

1.39	   "Plan Year" means the 12-month period beginning
        on any January 1.

1.40	   "Profits" means both accumulated earnings and
        profits and current net taxable income of the Employer before deduction of Federal, state and local income taxes and before any contributions made by the Employer to this or any other employee benefit plan maintained by the Employer, as determined by its Board of Directors in such Board's sole and absolute discretion.

1.41	   "Qualified Joint and Survivor Annuity" means an
        annuity payable for the life of a Member and after his death, an annuity payable to his spouse for life at the rate of not less than 50% nor more than 100% of the amount payable to the Member.

1.42	   "Spousal Consent" means written consent given
        by a Member's spouse to an election made by the Member of a specified form of benefit or a designation of a specified Beneficiary. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member's election. Any Spousal Consent shall be effective only with respect to the spouse who granted it. The Member may revoke an election any number of times without Spousal Consent at any time prior to the annuity Starting Date. Any new election will require Spouse Consent. The requirement for spousal consent may be waived by the Committee if it is established to its satisfaction that there is no spouse, or that the spouse cannot be located, or because of such other circumstances as may be established by applicable law.

1.43	   "Statutory Compensation" means the wages,
        salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Employer, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For all purposes of the Plan, Statutory Compensation shall include Member Pre-Tax Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. Statutory Compensation for a Plan Year shall not exceed the Annual Dollar Limit, provided that such limit shall not be applied in determining Highly Compensated Employees under
        Section 1.28.

1.44	   "Suspense Account" means the account comprised
        of unallocated shares of Employer Stock maintained in accordance with Section 5.03.

1.45	   "Trustees" means the trustees by whom the funds
        of the Plan are held as provided in Article 11.

1.46	   "Valuation Date" means the last business day of
        each calendar month or at more frequent intervals as determined by the Committee.

            ARTICLE 2.  ELIGIBILITY AND MEMBERSHIP

2.01	   Eligibility
       	(a)	 Each Employee shall automatically become
             a Member on the date he is first credited with an Hour of Service.

2.02	   Membership
       	(a)  Each Employee employed by the Employer on
             October 1, 1998, who was a Member of the Plan on
             September 30, 1998, shall continue as a Member
             hereunder as of October 1, 1998, without further
             action on his part.
       	(b)	 Each other Employee employed by the
             Employer on October 1, 1998, who was not a Member of
             the Plan on September 30, 1998, shall become a Member hereunder on the date he files with the Employer the appropriate form or forms prescribed by the Committee on which he:
                (i) 	 designates the percentage of
                      Compensation he wishes to contribute under Section
                      3.02 or makes the election described in Section 3.01, or both;
             			(ii) 	authorizes the Employer to
                      make regular payroll deductions or to reduce his Compensation, or both;
             			(iii)	makes an investment election;
                      and
             			(iv)	 names a Beneficiary.

	       (c)	 Each Employee hired on or after October
             1, 1998 shall become a Member for all purposes of the Plan on his Enrollment Date or date of rehire, if applicable.

2.03	   Reemployment of Former Employees and
        Former Members

       	Any person reemployed by the Employer as an Employee, shall immediately become a Member of the Plan upon the date of such Employee's rehire (his
        "reenrollment date").

2.04	   Transferred Members
      	 (a)	 A Member who remains in the employ of the
             Employer or an Affiliated Employer but ceases to be an Employee shall continue to be a Member of the Plan but shall not be eligible to make Member After-Tax Contributions or receive allocations of Member Pre-Tax Contributions or Employer contributions while his employment status is other than as an Employee.
       	(b)	 An individual who transfers from the
             status of an employee ineligible for Plan membership to an Employee eligible for membership shall become a Member as of the date such individual becomes an Employee.

2.05	   Termination of Membership

       	A Member's membership shall terminate on the
        date he terminates employment with the 	Employer or
        an Affiliated Employer unless the Member is entitled
        to benefits under the	Plan, in which event his
        membership shall terminate when those benefits are distributed to him.

	           ARTICLE 3.  CONTRIBUTIONS

3.01	   Member Pre-Tax Contributions
       	(a)	(i)	 Effective as of a Member's
                 Enrollment Date or reenrollment date as defined in
                 Section 2.03, the Member shall have his Compensation reduced by 6% and that amount shall be contributed on his behalf to the Plan by the Employer as Member
                 Pre-Tax Contributions until and unless the Member
                 elects, in accordance with the procedures and within
                 such time periods as the Committee shall prescribe to
                 have his Compensation reduced by a different
                 percentage which may be from 0% to no more than 15%,
                 any such election shall be in increments of 1%. Such reduction in Compensation shall commence as soon as administratively practicable following:
              			(A)	  the Member's Enrollment Date; or
       			       (B)	  the Member's reenrollment
                       date, as defined in Section 2.03,
                    			and shall be applied to
                       Compensation which could have been subsequently received by the Member. Such Member may elect, subject to the provisions of paragraphs (b) and (c) below. Member Pre-Tax Contributions shall be further limited as provided in Sections 3.08 and 3.09.

              			Alternatively, a Member who elects
                 to receive the 6% of Compensation described in the above paragraph directly from the Employer in cash, may elect at a later date, subject to the provisions of paragraphs (b) and (c) below, to have his subsequent Compensation reduced by no more than 15%, in increments of 1%, and have that amount contributed to the Plan by the Employer. Such election shall be effective with the first payroll on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.
		          (ii) Each Member may elect, except as
                 otherwise provided in Section 2.04 and subject to the provisions of paragraphs (b) and (c) below, to have his subsequent Compensation reduced by no more than 15%, in increments of 1%, and have that amount contributed to the Plan by the Employer. Such election shall be effective with the first payroll period on or after the date as of which the election is to apply or as soon as administratively practicable thereafter.

	       (b)	 In no event shall the Member's Pre-Tax
             Contributions and similar contributions made on his behalf by the Employer or an Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000 multiplied by the Adjustment Factor. If a Member's Pre-Tax Contributions in a calendar year reach that dollar limitation, his election of Member Pre-Tax Contributions for the remainder of the calendar year will be canceled. Each Member affected by this paragraph (b) shall be afforded an opportunity to change or suspend the rate at which he makes Member After-Tax Contributions in a manner to be determined by the Committee. As of the first pay period of the following calendar year, the Member's election of Member Pre-Tax Contributions shall again become effective in accordance with his previous election.
       	(c)	 If a Member makes tax-deferred
             contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Member Pre-Tax Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Member Pre-Tax Contributions previously returned to the Member under
             Section 3.09(a) for that calendar year. In the event any Member Pre-Tax Contributions returned under this paragraph (c) were matched by Employer Matching Contributions under Section 3.03, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Employer contributions.

3.02	   Member After-Tax Contributions

	       Any Member may make Member After-Tax
        Contributions under this Section whether or not he has elected to have Member Pre-Tax Contributions made on his behalf pursuant to Section 3.01. The amount of Member After-Tax Contributions shall be not more than 10% of his Compensation while a Member, in multiples of 1%, as elected by the Member. The Member After-Tax Contributions shall be made through payroll deductions in a manner to be determined by the Committee and shall be promptly paid to the Trustees.

3.03	   Employer Matching Contributions

       	The Employer shall contribute on behalf of each of its Members who elects to make Member Pre-Tax Contributions an amount equal to 50% of the first 6% of the Member Pre-Tax Contributions made on behalf of the Member to the Plan during each payroll period. In no event, however, shall the Matching Contributions pursuant to this Section exceed 3% of the Member's Compensation while a Member with respect to a particular Plan Year. The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01 and 3.09. If any portion of the Member Pre-Tax Contribution to which the Matching Contribution relates is returned to the Member under Section 3.01 or 3.09, the corresponding Matching Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an excess aggregate contribution under Section 3.09 such amount shall be forfeited in accordance with the provisions of that Section. The Matching Contributions shall be paid to the Trustees as soon as practicable.

3.04	   Employer Regular Contributions

       	Prior to February 1, 1996, the Employer
        contributed on behalf of each of its then eligible
        Members an amount equal to 2% of the Member's
        Compensation while a Member with respect to a particular Plan Year. Effective February 1, 1996, the
        Employer ceased payment of these Employer Regular
        Contributions.

3.05   	Employer Discretionary Contributions

       	(a)	 The Employer may make additional
             contributions to the Plan on account of any Plan Year, in an amount to be determined by the Employer as of the last day of that Plan Year, on behalf of each eligible Member who is an Employee on the last day of that Plan Year. In no event, however, shall the Employer's contributions for any Plan Year exceed the maximum amount deductible from the Employer's income for that Plan Year under Section 404(a)(3)(A) of the Code or any statute of similar import or 25% of the total aggregate compensation of all Members who are Employees of the Employer. The Employer Discretionary Contributions shall be made in cash, property (including Employer Stock) or a combination of both cash and property. Notwithstanding the foregoing, in the event an Exempt Loan is being repaid, the allocation of Employer Stock released from encumbrance under Section 5.03 shall be treated as an Employer Discretionary Contribution under this Section if so designated by the Board of Directors.

     	  (b)	 Amounts contributed pursuant to paragraph
             (a) above shall be allocated among the Employer Accounts of all Members who are Employees of the Employer on December 31 based on the ratio that each Member's Compensation bears to the total Compensation of all Members entitled to such allocation.

3.06    Member Rollover Contributions

       	With the permission of the Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from a Member, or an Employee who has not yet met the eligibility requirements for membership, in cash, any amount previously received by him from a qualified plan, either directly or indirectly from an individual retirement account, provided that such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Member or Employee provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. The Member Rollover Contributions must be paid to the Trustees on or before the 60th day after the day it was received by the Member or Employee.

3.07	   Change in Contributions

       	The percentages of Compensation designated by a Member under Sections 3.01 and 3.02 shall automatically apply to increases and decreases in his Compensation. Subject to the provisions of Sections
        3.01 and 3.02, a Member may change the percentage of his authorized payroll deduction or reduction at any time during the Plan Year by giving written notice to the Committee. The changed percentage shall become effective as of the first day of the payroll processing period or as soon as practicable thereafter, and shall be effective only with respect to Compensation received subsequent to the Member's election.

3.08	   Suspension of Contributions

       	(a)	 A Member may suspend his contributions
             under Section 3.02 and/or revoke his election under
             Section 3.01 by giving written notice to the
             Committee. The suspension or revocation shall become effective as soon as practicable following such notice.
       	(b)	 A Member who has suspended his
             contributions under Section 3.02 may elect to have them resumed in accordance with Section 3.02 by giving such advance notice as the Committee shall prescribe. A Member who has revoked his election under Section
             3.01 may apply to the Committee to have his Compensation reduction resumed in accordance with
             Section 3.01 as soon as practicable following such notice.

3.09	   Limitations Affecting Highly Compensated Employees

       	(a)	 Limitation Based on Actual Deferral Percentage:
             With respect to each Plan Year commencing on or after January 1, 1997, the Actual Deferral Percentage for Highly Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all other Employees (hereinafter referred to as "nonhighly compensated employees") who were Members or eligible to become Members during the preceding Plan Year multiplied by
             1.25. If the Actual Deferral Percentage for Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for the preceding Plan Year for all nonhighly compensated employees who were Members or eligible to become Members during the preceding Plan Year by more than 2 percentage points, and the Actual Deferral Percentage for Highly Compensated Employees may not be more than 2.0 times the Actual Deferral Percentage for the preceding Plan Year for all nonhighly compensated employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of paragraph (c) below). Notwithstanding the foregoing, the Employer may elect to use the Actual Deferral Percentage for nonhighly compensated employees for the Plan Year being tested rather than the preceding Plan year provided that such election once made may not be changed except as provided by the Secretary of the Treasury.

		           The Committee may implement rules limiting the Member
             Pre-Tax Contributions which may be made on behalf of
             some or all Highly Compensated Employees so that this
             limitation is satisfied.  If the Committee determines
             that the limitation under this paragraph (a) has been
             exceeded in any Plan Year, the following provisions
             shall apply:
		           (i)	The amount of Member Pre-Tax
                 Contributions made on behalf of some or all Highly
                 Compensated Employees shall be reduced until the provisions of this paragraph are satisfied as follows.
                 The actual deferral ratio of the Highly Compensated
                 Employee with the highest amount of Member Pre-Tax Contributions shall be reduced to the extent necessary to meet the test or to cause such amount to equal the amount of the Highly Compensated Employee with the next highest Member Pre-Tax Contribution amount. This process will be repeated until the actual deferral percentage test is passed. Such percentage rates shall be rounded to the nearest one one-hundredth of 1% of the Member's Statutory Compensation.

		          (ii) Member Pre-Tax Contributions
                 subject to reduction under this paragraph, together with Earnings thereon ("excess contributions"), shall be paid to the Member before the close of the Plan
                 Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made.

                 However, any excess contributions for any Plan Year shall be reduced by any Member Pre-Tax Contributions previously returned to the Member under Section 3.01(c) for that Plan Year. In the event any Member Pre-Tax Contributions returned under this Section 3.09 were matched by Matching Contributions, such corresponding Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Employer contributions. The Member may elect, in lieu of a return of the excess contributions, to contribute all or a portion of the excess contributions to the Plan as Member After-Tax Contributions for the Plan Year in which the excess contributions were made, subject to the limitations of Section 3.02. Recharacterized excess contributions shall be considered Member After-Tax Contributions made in the Plan Year to which the excess contributions relate for purposes of paragraph (b) below and shall be subject to the withdrawal provisions applicable to Member After-Tax Contributions under Article 8. Any Earnings on such recharacterized excess contributions shall be credited to that individual's Account. The Member's election to recharacterize Member Pre-Tax Contributions shall be made within 2 1/2 months of the close of the Plan Year in which the excess contributions were made, or within such shorter period as the Committee may prescribe. In the absence of a timely election by the Member, the Committee shall return his excess contributions, together with Earnings, as provided in this subparagraph (ii).

       	(b)	 Limitation Based on Contribution Percentage:
             With respect to each Plan Year commencing on or after January 1, 1997, the Contribution Percentage for Highly Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Contribution Percentage for the preceding Plan Year for all other Employees (hereinafter referred to a "nonhighly compensated employees") who were Members or eligible to become Members for the preceding Plan Year multiplied by
             1.25. If the Contribution Percentage for Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for Highly Compensated Employees may not exceed the Contribution Percentage of all nonhighly compensated employees who were Members or eligible to become Members for the preceding Plan Year by more than 2 percentage points, and the Contribution Percentage for Highly Compensated Employees may not be more than 2.0 times the Contribution Percentage for the preceding Plan Year for all nonhighly compensated employees who were Members or eligible to become Members for the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of paragraph (c) below). Notwithstanding the foregoing, the Employer may elect to use the Contribution Percentage for nonhighly compensated employees for the Plan Year being tested rather than the preceding Plan Year provided that such election once made may not be changed except as provided by the Secretary of the Treasury.

           		The Committee may implement rules
             limiting the Member After-Tax Contributions which may
             be made by some or all Highly Compensated Employees so
             that this limitation is satisfied. If the Committee determines that the limitation under this paragraph
             (b) has been exceeded in any Plan Year, the following provisions shall apply:
		           (i)	  The amount of Member After-Tax
                   Contributions and Employer Matching Contributions made by or on behalf of some or all Highly Compensated Employees in the Plan Year shall be reduced until the provisions of this paragraph are satisfied as follows.

                   The actual contribution ratio of the Highly
                   Compensated Employee with the highest amount of Member After-Tax Contributions and Employer Matching Contributions shall be reduced to the extent necessary to meet the test or to cause such amount to equal the amount of the Highly Compensated Employee with the next highest amount of Member After-Tax Contributions
                   and Employer Matching Contributions.   This process
                   will be repeated until the actual contribution
                   percentage test is passed.  Each ratio shall be
                   rounded to the nearest one one-hundredth of 1% of a Member's Statutory Compensation.
		           (ii) 	Any Member After-Tax Contributions
                   and Employer Matching Contributions subject to
                   reduction under this paragraph, together with Earnings thereon ("excess aggregate contributions"), shall be reduced and allocated in the following order:
			                (A)	Member After-Tax
                       Contributions, to the extent of the excess aggregate contributions, together with Earnings, shall be paid to the Member; and then, if necessary,
                			(B)	so much of the Employer
                       Matching Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the Employer Matching Contributions being paid to the Member.
		           (iii)	Any repayment of excess aggregate
                   contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

	       (c)	 Aggregate Contribution Limitation:
             Notwithstanding the provisions of paragraphs (a) and
             (b) above, in no event shall the sum of the Actual
             Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage
             of such group, after applying the provisions of
             paragraphs (a) and (b) above, exceed the "aggregate
             limit" as provided in Section 401(m)(9) of the Code
             and the regulations issued thereunder.  In the event
             the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated
             Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in paragraph (b) above.
       	(d)	 Additional Discrimination Testing Provisions
           		(i)	  If any Highly Compensated Employee
                   is a member of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes member after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.38, the contributions to be taken into account in applying the limitations of this Section will be those made in the plan years ending with or within the same calendar year.

		           (ii)	 In the event that this Plan is
                   aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of this Section 3.09 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (ii) only if they have the same plan year.
	       (e)	 The Board of Directors may authorize that
             special contributions shall be made for a Plan Year.
             Such contributions shall be allocated in such amounts
             and to those Members, who are not Highly Compensated Employees, as the Committee shall determine to prevent a violation of paragraphs (a) through (c) above. Such special contributions shall be 100% nonforfeitable when made and shall not be available for withdrawal
             under Article 8. The Committee shall establish such separate accounts as may be necessary to implement this paragraph.
	       (f)	 The Committee may include some or all of
             the qualified nonelective contributions made for the Plan Year for purposes of the tests described in paragraphs (a) and (c) above and may include some or all of such qualified nonelective contributions and some or all of the Member Pre-Tax Contributions made for the Plan Year for purposes of the tests described in paragraphs (b) and (c) above; provided the requirements of applicable regulations are met. For purposes of this paragraph (f), the term "qualified nonelective contributions" shall mean special contributions authorized under paragraph (e) above.

3.10	   Maximum Annual Additions
       	(a)	 The annual addition to a Member's
             Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of an Employer or an Affiliated Employer shall not exceed an amount which is equal to the lesser of (i) 25% of a Member's aggregate remuneration for that Plan Year or (ii) $30,000, as adjusted pursuant to Section 415(d) of the Code. In no event shall the annual addition to a Member's Accounts other than the ESOP Account exceed $30,000 for any limitation year, as so adjusted.
	       (b) 	For Limitation Years commencing prior to
             January 1, 2000, in the case of a Member who is also a member of a defined benefit plan sponsored by the Employer or an Affiliated Employer, the sum of such Member's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0. If an adjustment needs to be made with respect to the sum of a Member's fractions in order to meet the limitation of the previous sentence, such adjustment shall initially be made under the provisions of the Member's defined benefit plan, and any additional required adjustment shall be made to the annual addition component of the defined contribution plan fraction of this Plan in accordance with paragraph (g) of this Section 3.10.

       	(c) 	For purposes of this Section:
           		(i)	  the defined benefit plan fraction
                   for any Plan Year is a fraction:
                			(A)	the numerator of which is the
                       projected annual benefit of the Member under the plan
                       (determined as of the close of that plan's plan year
                       that ends with or within this Plan's Plan Year), and
			                (B)	the denominator of which is
                       the lesser of:
                   				(I)	 the product of 1.25
                            multiplied by the dollar limitation in effect for
                            such Year (as determined pursuant to Section
                            415(b)(1)(B) of the Code), or
                   				(II) the product of 1.4 multiplied by 100% of the
                            Member's average annual remuneration during
                            the 3 consecutive Plan Years affording the
                            highest average, or during all of such
                            Member's Plan Years if less than 3.
             (ii)  the defined contribution plan fraction for any Plan
                   Year is a fraction the numerator of which is the
                   sum of the annual additions to the Member's Accounts
                   as of the close of the Plan Year, and the denominator
                   of which is the lesser of the following amounts
                   determined for such Plan Year and for each prior Plan
                   Year (with respect to service for the Employer or an
                   Affiliated Employer):
                			(A)	 the product of 1.25
                        multiplied by the dollar limitation in effect for
                        such Plan Year (as determined pursuant to Section
                        3.10), or
                			(B)  the product of 1.4 multiplied
                        by 25% of the Member's aggregate remuneration  for
                        such  Plan Year (as determined pursuant to Section
                        3.10).

       	(d)  For purposes of this Section, the "annual
             addition" to a Member's Accounts under this Plan or
             any other qualified defined contribution plan
             maintained by the Employer or an Affiliated Employer
             shall be the sum of:
           		(i)  	the total contributions, including
                   Member Pre-Tax Contributions, made on the Member's behalf by the Employer and all Affiliated Employers,
           		(ii)	 all Member contributions, exclusive
                   of any Member Rollover Contributions, and
           		(iii)	all ESOP Loan Contributions under
                   Article 5 used to repay principal in an Exempt Loan;
                   and
           		(iv)	 forfeitures, if applicable,
           		that have been allocated to the Member's
             Accounts under this Plan or his accounts under any other such qualified defined contribution plan. Notwithstanding the foregoing, if during any Plan Year no more than one-third of the ESOP Loan Contributions which are deductible under Section 404(a)(9) of the Code are allocated to the ESOP Accounts of Highly Compensated Employees, then any ESOP Loan
             Contributions which are used to pay interest on an Exempt Loan, and any Employer Stock released pursuant to Section 5.03 and allocated as a forfeiture, shall not be an annual addition. For purposes of this paragraph (d), any Member Pre-Tax Contributions,
             Employer Matching Contributions or Member After-Tax Contributions which may have been distributed or forfeited under the provisions of Section 3.01(c) or
             Section 3.09 shall be included in the annual addition for the year allocated.

       	(e)	 For purposes of this Section:
           		(i)  	a defined contribution plan means a
                   qualified plan which provides for an individual account for each member and for benefits based solely upon the amount contributed to the member's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other members which may be allocated to that member's accounts, subject to (ii) below; and
           		(ii)	 a defined benefit plan means a
                   qualified pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a member, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a member and as a defined benefit plan with respect to the remaining portion of the benefits under the plan.
       	(f) 	For purposes of this Section, the term
             "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Employer or an Affiliated
             Employer for personal services actually rendered, determined after any reduction of Compensation pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, including (but not limited to) bonuses, overtime payments and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Remuneration shall include amounts actually paid or made available to a Member within a limitation year.

       	(g) 	If the annual addition to a Member's
             Accounts for any Plan Year, prior to the application
             of the limitation set forth in paragraph (a) above,
             exceeds that limitation due to a reasonable error in estimating a Member's annual compensation or in determining the amount of Member Pre-Tax Contributions
             that may be made with respect to a Member under
             Section 415 of the Code, or as the result of the
             allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy
             that limitation by proportionately reducing the
             allocations to the Member's various Accounts with the following order of priority:
          	 	(i)	  That portion of the annual addition
                   which is attributable to Member After-Tax
                   Contributions shall be returned to the Member together with any Earnings on the contributions to be returned.
           		(ii) 	That portion of the annual addition
                   which is attributable to Employer Discretionary Contributions shall be reallocated to a suspense account.
           		(iii)	That portion of the annual addition
                   which is attributable to unmatched Member Pre-Tax Contributions shall, to the extent permitted under regulations issued pursuant to the Code, be paid to the Member, together with any Earnings on the contributions to be returned.
           		(iv) 	The Member's matched Member Pre-Tax
                   Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Member Pre-Tax Contributions shall be returned to the Member, together with any Earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

			                Any Member Pre-Tax Contributions returned to a Member
                   under this paragraph (g) shall be disregarded in
                   applying the dollar limitation on Member Pre-Tax
                   Contributions under Section 3.01(b), and in performing
                   the Actual Deferral Percentage Test under Section 3.09.
                   Any Member After-Tax Contributions returned under this
                   paragraph (g) shall be disregarded in performing the
                   Contribution Percentage Test under Section 3.09.

		           Amounts held in the suspense account
             shall, during the current Plan Year, be allocated and reallocated among the Accounts of other Plan Members as Employer Discretionary Contributions. If, after such allocation and reallocation, an amount still remains in the suspense account no further allocation for the current Plan Year will be required, and the amount in the suspense account will be carried over and allocated in the next Plan Year as an Employer Matching Contribution. However, no future Employer Matching Contributions or Employer Discretionary Contributions shall be permitted until the amount held in the suspense account is allocated to Member Accounts.

3.11	   Return of Contributions
       	(a)	 If the Commissioner of Internal Revenue,
             on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Section 401(a) of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer's contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of qualification.

             The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.
       	(b)	 If all or part of the Employer's
             deductions under Section 404 of the Code for
             contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions provided that the return is made within one year after the disallowance of deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.
       	(c)	 The Employer may recover without interest
             the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.
       	(d) 	In the event that Member Pre-Tax
             Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this
             Section 3.11, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Member Pre-Tax Contributions so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Member Pre-Tax Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.12	   Contributions Not Contingent Upon Profits

       	Except as otherwise specifically provided, the Employer may make contributions to the Plan without regard to the existence or the amount of Profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing and stock bonus plan" for all purposes of the Code.

3.13	   Valuation of Shares

	       When an Employer Matching Contribution or an
        Employer Discretionary Contribution is made in cash to the ESOP Account of a Member, such Member will be credited with the cash amount to which he is entitled. The Trustees will then purchase Employer Stock over a reasonable period, either from the open market, in privately negotiated transactions, or from the Employer. Each such Member will be credited with the applicable portion of such purchases. When an Employer Matching Contribution or an Employer Discretionary Contribution is made in shares of Employer Stock, the amount of such contribution shall be deemed to be in the fair market value of the Employer Stock contributed on the date of such contribution. When ESOP Loan Contributions result in the release of shares of Employer Stock from the Suspense Account upon payment of a portion of an Exempt Loan, the fair market value of such shares shall be deemed to be their fair market value on the date of the ESOP Loan Contribution, which value may not necessarily be the same as the amount paid for such shares with respect to the Exempt Loan. The fair market value of any shares of Employer Stock released from the Suspense Account shall be determined by the Trustees. If the Employer Stock is or becomes not readily tradable on an established securities market, then for purposes of determining the fair market value of Employer Stock released from the Suspense Account or Employer Stock purchased from, or contributed by, the Employer, the Trustees shall utilize generally accepted methods of valuing stock of closely-held companies and shall rely upon a valuation appraisal of the Employer Stock as shall be determined by an experienced, independent valuation consultant in accordance with rules specified under Section 401(a)(28) of the Code.

            ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS

4.01	   Investment Funds

    	   (a)	 Contributions to the Plan made pursuant
             to Sections 3.01, 3.02 and 3.06 (i.e., Member Pre-Tax Contributions, Member After-Tax Contributions and Member Rollover Contributions, respectively) at the election of the Member shall be invested in one or more Investment Funds, as authorized by the Committee, which from time to time may include the following:

		           Fund A:  Bank Stock Fund - A Fund
             designed to invest primarily in Employer Stock.

		           Fund B:  Money Market Fund - A Fund
             designed to invest primarily in short term obligations of the United States government or agencies thereof or of corporations or trusts established by, or pursuant to the authority of the United States government, corporate paper, certificates of deposit maturing in 3 years or less and other types of short-term investments as selected by the Trustees.

		           Fund C:  Diversified Equity Fund - A Fund
             designed to invest primarily in corporate common or preferred stock, convertible debentures, options, partnerships, joint ventures and other types of equity investments as selected by the Trustees.

		           Fund D:  Fixed Income Fund - A Fund
             designed to invest primarily in government and corporate bonds, debentures, notes, certificates of deposit and other types of fixed income investments as selected by the Trustees.

		           Fund E:  S&P 500 Index Fund - A Fund
             designed to invest with the objective of replicating the performance of the Standard & Poor's 500 stock index, a broad representation of the United States stock market.

		           Fund F:  Special Growth Fund - A Fund
             designed to maximize total return, primarily through capital appreciation and by assuming a higher level of volatility than is ordinarily expected from the S&P 500 index.

4.02	   Investment of Members' Accounts; Change of Election

       	A Member shall make investment elections
        covering his Member After-Tax Account, Member Pre-Tax Account and Member Rollover Account, in accordance with one of the following options:
       	(a)	 100% in one of the available Investment
             Funds; or
       	(b) 	in more than one Investment Fund,
             allocated in multiples of 1%, and totaling 100%. In the event a Member fails to make an investment election, his Account shall be invested in Fund B.

	       A Member may change his investment elections at any time by giving written notice to the Committee. Such change shall be effective the next payroll processing or as soon as practicable thereafter, and shall be effective only with respect to subsequent contributions.

4.03   	Transfers Between Funds

       	A Member may elect at any time to transfer all or any percentage of all of his Accounts, including his ESOP Account (i.e., Fund G), between or among the Investment Funds in multiples of 1%. Such transfer request will be effective as of the next Valuation Date.

4.04	   Investment of Employer Matching Contributions

       	The investment of Employer Matching
        Contributions shall be allocated among the Investment Funds according to the Member's election for his Member Pre-Tax Account pursuant to Section 4.02, unless the Committee determines that such contributions are to be used for allocation of Employer Stock as available from the unallocated ESOP Suspense Account.

4.05	   Limitation on Transfers Between Funds

       	Notwithstanding Section 4.03, the Trustees, the Employer or any investment manager appointed by either the Trustees or the Employer may impose restrictions upon transfers between funds in order to preserve the overall investment portfolio of the Trust. In those instances where restrictions are imposed, the Committee shall inform all affected Members as soon as practicable.

4.06	   Investment of Employer Discretionary Contributions

       	Except for Employer Discretionary Contributions made as ESOP Loan Contributions, the initial investment of Employer Discretionary Contributions and earnings thereon shall be made solely in the Bank
        Stock Fund.

4.07	   Diversification of ESOP Account

       	The diversification requirement of Section
        401(a)(28) of the Code is satisfied by the provisions now set forth in Section 4.03 and related Plan provisions.

4.08	   Responsibility for Investments

	       Each Member is solely responsible for the selection of the Investment Funds into which his contributions are deposited and any subsequent transfer investment decisions. The Trustees, the Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. The Plan is intended to comply with the provisions of the Department of Labor Regulation Section 2550.404(c)-1.

            ARTICLE 5.  EMPLOYEE STOCK OWNERSHIP PLAN

5.01	   Purchase of Employer Stock

       	(a)	 The portion of the Plan composed of the
             ESOP Accounts and the Suspense Account shall be considered an employee stock ownership plan (an "ESOP"), which is designed to be invested primarily in qualified employer securities. The Board of Directors, in its discretion, may direct the Trustees to acquire Employer Stock under the ESOP with the proceeds of an Exempt Loan.
       	(b) 	Employer Stock acquired by the Trustees
             hereunder may be purchased on an open market or from the Employer or any other person or entity. However, Employer Stock acquired from a "disqualified person" as defined in Section 4975(e)(2) of the Code may not be purchased at a price in excess of its fair market value determined in accordance with Section 3.13.

5.02	   Exempt Loan

       	An Exempt Loan shall be used primarily for the benefit of Members and their Beneficiaries, shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. An Exempt Loan may be secured by a collateral pledge of the Employer Stock acquired with the proceeds of such loan, but no other assets of the Trust may be pledged as collateral for the Exempt Loan and no lender shall have recourse against any assets of the Trust except to the extent permitted under
        Section 54.4975-7(b)(5) of the Treasury Regulations.

        Any pledge of Employer Stock shall provide for the release of shares so pledged on a pro rata basis as principal and interest on the Exempt Loan are repaid by the Trustees; provided, however, that an alternative method of releasing such stock from encumbrance may be utilized if permitted by applicable regulations under Section 4975 of the Code and the Committee adopts such method. Such stock shall be allocated as provided in Section 5.04 below.

5.03	   Suspense Account

       	(a) 	Employer Stock acquired with the proceeds
             of an Exempt Loan shall be held in the Suspense
             Account and shall not be allocated to a Member's ESOP Account until released from encumbrance under the terms of the Exempt Loan. During the term of the Exempt Loan, a number of shares of Employer Stock shall be released per year equal to (i) the number of encumbered shares multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid by the Trustees on the Exempt Loan for the year, and the denominator of which shall be the sum of the numerator and the aggregate principal and interest to be paid by the Trustees on the Exempt Loan for all future years; (ii) subject to the regulations under Section 4975 of the Code and the terms of the Exempt Loan, the number of encumbered shares multiplied by a fraction, the numerator of which shall be the amount of the Exempt Loan principal payments paid to the Trustees for the year, and the denominator of which shall be the sum of the numerator and the aggregate principal payments to be paid by the Trustees on the Exempt Loan for all future years; or
             (iii) an alternative method of releasing such stock from encumbrance may be utilized if permitted by applicable regulations under Section 4975 of the Code, the provisions of the Exempt Loan allow such method and the Committee adopts such method. For this purpose, the number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the calendar year.
        (b) Any cash dividends received in any year by the Trustees on shares of Employer Stock held in the Suspense Account shall be applied to the payment of outstanding obligations of the Trust under any Exempt Loan (and shall be invested in an interest bearing or other fixed income investment pending such payment).

5.04	   Allocation of Employer Stock

	       Upon release of Employer Stock from encumbrance it shall be allocated among the Members' ESOP Accounts pursuant to Section 3.05(b).

5.05	   Dividends

       	In the sole discretion of the Board of
        Directors, dividends that are payable with respect to Employer Stock that is allocated to a Member's ESOP Account may be (a) accumulated in the Member's ESOP Account and used to buy additional Employer Stock, (b) used to repay the principal and interest due on the Exempt Loan, (c) paid directly to the Member in cash (to the extent such direct payment may be effectuated), or (d) paid to the Trust and distributed by the Trustees in cash to the Member not later than 90 days after the close of the Plan Year in which paid to the Trust.

5.06	   Voting Rights; Offer to Purchase Stock

       	(a) 	Voting _ On any matter which by
             Pennsylvania law or the Employer's charter must be decided by more than a majority vote of outstanding shares voted, but only to the extent required by Sections 401(a)(22) and 409(e) of the Code and the Regulations thereunder, all Employer Stock (including fractional shares) allocated to a Member's Accounts shall be voted by the Trustees in accordance with instructions from the Member on a one vote per share basis. The instructions received by the Trustees from Members shall be held by the Trustees in strict confidence and shall not be divulged or released to any person including officers or other Employees of the Employer or an Affiliated Employer, except as otherwise required to vote said stock. The Employer shall provide Members with notices and information statements when voting rights are to be exercised the content of which must generally be the same as for all holders of Employer Stock. Fractional shares may be voted by the Trustees on a combined basis, in order to reflect the direction of the Members holding such shares. The Trustees shall vote any allocated stock for which it has not received instructions in the same proportions as shares as to which voting instructions have been received. All Employer Stock (including fractional shares) allocated to a Member's Accounts for which the Member does not have voting rights hereunder and all unallocated Employer Stock held in the Suspense Account shall be voted according to the discretion of the Trustees.
       	(b)	 Tender Offer Procedure _ In the event any
             offer is made to shareholders of the Employer by any person, corporation or other entity (the "offerer") to purchase any or all of the outstanding Employer Stock including the Stock then held in the Plan, the Trustees shall accept or reject any such tender, exchange or purchase offer, in whole or in part, with respect to Employer Stock held by the Trustees as the Trustees, in their sole discretion, determine.

             Alternatively, the Trustees may decide to pass the decision through to the Members as to the Employer Stock then held in a Member's Accounts. In this case, the Trustees shall promptly forward to each Member all materials and written information furnished to the Trustees by the offerer and/or by the Employer in connection therewith, and shall notify each Member in writing of the number of shares of Employer Stock which is then credited to such Member's Accounts.
             Such notice shall also set forth the rights afforded each Member by this Section 5.06(b) and shall state that, absent timely instructions from such Member to the Trustees, no tender to the offerer shall be made of any of the shares specified in such written notice. Each Member shall be entitled to instruct the Trustees as to whether all or part of the shares of Employer Stock standing to his credit should be tendered by the Trustees pursuant to such offer. The instructions received by the Trustees from Members shall be held by the Trustees in strict confidence and shall not be divulged or released to any person including officers or other Employees of an Employer or an Affiliated Employer, except as otherwise is required to tender said stock.
       	(c) 	Shares Tendered _ If the Trustees decide
             to pass the decision on the tender offer through to Members under paragraph (b) above, the Trustees shall tender only those shares of Employer Stock held in a Member's Accounts for which it receives instructions to so tender from such Member and shall not tender any shares as to which such instructions are not so received. In such a case all unallocated Employer Stock held in the Suspense Account shall be tendered by the Trustees in the same proportions as the allocated stock for which the Trustees has received instructions as to whether or not to tender.
	       (d)	 Proceeds - In the event the Employer
             Stock held in a Member's Accounts is tendered pursuant to this Section 5.06, the proceeds received upon the acceptance of such tender by the offerer shall be credited to such Member's Accounts (and shall be subject to the same terms and conditions as were applicable to the Employer Stock so tendered). The Trustees shall invest the amounts representing the proceeds of tendered Employer Stock, and any earnings thereon, in accordance with instructions from, or procedures provided by, the Committee, or in accordance with elections by the Members with respect to such proceeds pursuant to procedures established by the Committee.
       	(e) 	The Trustees shall discharge his duties
             with respect to Employer Stock over which he has voting authority or the authority to accept or reject a tender, purchase or exchange offer solely in the interest of the Members and Beneficiaries of the Plan.

5.07	   ESOP Loan Contributions

       	The Employer may make a contribution to the Trust for the purpose of discharging its obligations under any Exempt Loan. The amount of the Employer's contribution each year shall be determined by the Board of Directors.

5.08   	Trustees' Independence

       	Notwithstanding any provision to the contrary, the Trustees shall discharge their duties hereunder in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I, Part 4 of ERISA.

5.09	   Satisfaction of the Exempt Loan

       	Upon payment in full of the Exempt Loan and following the final allocation of Employer Stock pursuant to Section 5.04, a Member's ESOP Account
        (i.e., Fund G) shall be merged into Fund A as soon as administratively practicable thereafter.

           	ARTICLE 6.  VALUATION OF THE ACCOUNTS

6.01	   Valuation of the Investment Funds

	       The Trustees shall value the Investment Funds and the ESOP Account as of each Valuation Date. On each Valuation Date there shall be allocated to the Accounts of each Member his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Funds and the ESOP Account. Whenever an event requires a determination of the value of the Member's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination.

6.02	   Statement of Accounts

       	At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts.

           	ARTICLE 7.  VESTED PORTION OF ACCOUNTS

7.01   	Vested Portion of Accounts

	       Any Employee who has one Hour of Service with the Employer shall at all times be 100% vested in, and have a nonforfeitable right to his Employer Account, ESOP Account, Member After-Tax Account, Member Pre-Tax Account and Member Rollover Account.

	           ARTICLE 8.  WITHDRAWALS WHILE STILL EMPLOYED

8.01	   Withdrawal After Age 59 1/2

       	Except as provided in Section 3.09(e), a Member who shall have attained age 59 1/2 as of the effective date of any withdrawal pursuant to this Section may, without penalty and no more than once in any Plan Year, elect to withdraw all or part of his Accounts. The minimum withdrawal shall be $100, or the value of his Member Pre-Tax Account if less.

8.02	   Hardship Withdrawal
       	(a)	 A Member who is not otherwise entitled to
             make a withdrawal under Section 8.01 may, without
             penalty and no more than once in any Plan Year and
             subject to the provisions of Section 8.03, elect to
             withdraw all or part of his Accounts (except earnings credited on the Member Pre-Tax Account after December
             31, 1988 and as provided in Section 3.09(e)) upon
             furnishing proof of financial hardship satisfactory to
             the Committee.
        (b) 	A Member shall be considered to have
             incurred a financial hardship if, and only if, he
             meets the requirements of paragraphs (c) and (d)
             below.
       	(c) 	As a condition for Hardship there must
             exist with respect to the Member an immediate and
             heavy financial need to draw upon his Accounts. The Committee shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:
           		(i)  	expenses for medical care described
                   in Section 213(d) of the Code previously incurred by the Member, his spouse or any of his dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;
           		(ii)	 costs directly related to the
                   purchase of a principal residence of the Member (excluding mortgage payments);
           		(iii)	payment of tuition and related
                   educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his spouse, children or dependents (as defined in Section 152 of the Code);

           		(iv)	 payment of amounts necessary to
                   prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence; or
           		(v)	  the inability of the Member to meet
                   such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

		      The amount of the withdrawal may not be
        in excess of the amount of the financial need of the employee, including any amounts necessary to pay any federal, state or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution.

		      In evaluating the relevant facts and
        circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

	       (d)	 As a condition for a Hardship withdrawal,
             the Member must demonstrate that the requested
             withdrawal is necessary to satisfy the financial need described in paragraph (c) as follows:
           		(i)	  If the withdrawal will be made from
                   a Member's Pre-Tax Account, the Member must certify to the Committee, on such form as the Committee may prescribe, that the financial need cannot be fully relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by reasonable liquidation of the Member's assets, (C) by cessation of Member Pre-Tax Contributions and Member After-Tax Contributions, or (D) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Employer or Affiliated Employers or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need. The actions listed are required to be taken to the extent necessary to relieve the hardship but any action which would have the effect of increasing the hardship need not be taken. For purposes of this subparagraph (i), there shall be attributed to the Member those assets of the Member's spouse and minor children which are reasonably available to the Member. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee. If, on the basis of the Member's certification and the supporting documents, the Committee finds it can reasonably rely on the Member's certification, then the Committee shall find that the requested withdrawal is necessary to meet the Member's financial need.
		           (ii)	 If a withdrawal will not be made
                   from a Member's Pre-Tax Account, the Member shall certify to the Committee, on such form as the Committee shall prescribe, that the financial need cannot be met by reimbursement from insurance or by withdrawing all available amounts under the Plan.

8.03	   Procedures and Restrictions

       	To make a withdrawal, a Member shall give
        adequate prior written notice to the Committee.   A
        withdrawal shall be made as of the next Valuation Date after the Committee approves such request, if applicable, as soon as practicable following such notice. Unless otherwise specified by the Member on a form prescribed by the Committee, the amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.09, all payments to Members under this Article shall be made in cash as soon as practicable. In the event a married Member has elected an annuity under Section 9.02(a)(ii) at the time the withdrawal is to be made, the withdrawal election shall not be effective unless Spousal Consent to the election is received by the Committee.

8.04	   Withdrawal from ESOP Account

       	Withdrawals from the ESOP Account shall only be made in accordance with the diversification requirement set forth in Section 4.07 or the hardship withdrawal provisions of Section 8.02.

8.05   	Withdrawal of Member After-Tax Contributions

       	(a) 	A Member may, subject to Section 8.03,
             elect to withdraw all or part of the Member After-Tax Contributions in his Member After-Tax Account made before January 1, 1987, not to exceed his nontaxable basis, excluding Earnings thereon.
       	(b)	 A Member who has withdrawn the amounts
             described in paragraph (a) above may,
             subject to Section 8.03, elect to withdraw all or part of his Member After-Tax Account attributable to Member After-Tax Contributions made on or after January 1, 1987, with Earnings thereon.
       	(c) 	A Member who has withdrawn the amounts
             described in paragraphs (a) and (b) above may, subject to Section 8.03, elect to withdraw the remaining amounts in his Member After-Tax Account attributable to Member After-Tax Contributions made before January 1, 1987.

	           ARTICLE 9.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION
                        OF EMPLOYMENT

9.01	   Eligibility

       	Upon a Member's termination of employment, his Accounts shall be distributed as provided in this Article.

9.02	   Forms of Distribution

       	(a)	 Unless the Member elects otherwise and
             subject to the provisions of Section 9.06,
             distribution of his Accounts shall be made in a cash
             lump sum. A Member may elect, in such manner as the Committee shall prescribe, to receive an optional form of benefit described below:
           		(i)	  Payments in approximately equal
                   quarterly or annual installments over a period, designated by the Member, not to exceed the life expectancy of the last survivor of the Member and his Beneficiary. In the event that the Member dies before all installments have been paid, the remaining balance in his Accounts shall be paid in an immediate cash lump sum to his Beneficiary.
           		(ii) 	The purchase of a nonforfeitable
                   fixed annuity, provided that if the annuity form selected is not a Qualified Joint and Survivor Annuity, the value of the benefit payable to the Member under the annuity shall never be less than 51% of the total value of the benefits payable under the annuity to the Member and his Beneficiary. If the Member is married on his Annuity Starting Date, and if he has not elected otherwise, the benefit shall be in the form of a Qualified Joint and Survivor Annuity providing for a pension payable to the Member during his life and after his death a pension at the rate of one-half the pension paid to the Member, payable during the life of, and to the spouse to whom he was married on the Annuity Starting Date. A Member may elect, during the 90-day period preceding his Annuity Starting Date, not to take the Qualified Joint and Survivor Annuity and to take instead another form of annuity. Elections under this clause (ii) shall be in writing and shall be subject to receipt by the Committee of Spousal Consent to that election. The Committee shall furnish each Member no less than 30 days nor more than 90 days before his Annuity Starting Date a written explanation of the Qualified Joint and Survivor Annuity in accordance with applicable law.
                   A Member's Annuity Starting Date may not occur less than 30 days after receipt of the notice. A Member may revoke his election and make a new election from time to time and at any time during the aforesaid election period. If the annuity form selected is not a Qualified Joint and Survivor Annuity with the Member's spouse as the Beneficiary, the annuity payable to the Member and thereafter to his Beneficiary shall be subject to the incidental death benefit rule as described in Section 401(a)(9)(G) of the Code and its applicable regulations.

                			Notwithstanding the foregoing, if
                   the distribution is one to which Code Sections 401(a)(11) and 417 apply, a Member may, after having received the required notice affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

			          (i)  	the Committee clearly informs
                   the Member that he has a period of at least 30 days
                   after receiving the notice to decide when to have his
                   benefit begin and, if applicable, to choose a
                   particular optional form of payment;
			          (ii)	 the Member affirmatively elects a date for benefits
                   to begin and, if applicable, an optional form of
                   payment, after receiving the notice;
          			(iii)	the Member is permitted to
                   revoke his election until the later of his Annuity
                   Starting Date or 7 days following the date he received
                   the notice;
          			(iv) 	the Member's Annuity Starting
                   Date is after the date the notice is provided; and
          			(v)  	payment does not commence less than 7 days following
                   the day after the notice is received by the Member.

		          	Notwithstanding the foregoing, if a
             distribution is one to which Sections 401(a)(11) and
             417 of the Code do not apply, such distribution may
             commence less than 30 days after the notice required
             under Section 1.411(a)-11(c) of the Income Tax
             Regulations is given, provided that:
          			(i)	  the Committee clearly informs the Member that
                   the Member has a right to a period of at least 30
                   days after receiving the notice to consider the
                   decision of whether or not to elect a distribution
                   (and, if applicable, a particular distribution option),
                   and
          			(ii)	 the Member, after receiving
                   the notice, affirmatively elects a distribution.
	       (b)	 Notwithstanding the preceding, if a
             Member dies before his benefits commence, the balance
             of his Accounts shall be paid to his Beneficiary in a
             lump sum (subject to the provisions of Section 9.06).
             However, if a Member has elected an annuity under
             Section 9.02(a)(ii) and his spouse is his Beneficiary,
             payment shall be made in the form of a life annuity
             unless the spouse elects a lump sum.

9.03	   Commencement of Payments

       	(a)	 Except as otherwise provided in this
             Article, distribution of the Member's Accounts shall commence as soon as administratively practicable following the later of (i) the Member's termination of employment (including Disability termination) or (ii) the 65th anniversary of the Member's date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).
       	(b) 	In lieu of a distribution as described in
             paragraph (a) above, a Member may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of his Accounts commence as of any Valuation Date coincident with or following his termination of employment which is before or after the date described in paragraph (a) above.

	       (c)	 In the case of the death of a Member
             before his benefits commence, the balance of his Accounts shall be distributed to his Beneficiary as soon as administratively practicable following the Member's date of death, but not later than one year after the close of the Plan Year in which the death occurs (subject to the provisions of Section 9.06(b)).

	       (d)	 In no event, however, shall the
             provisions of this Section operate so as to allow the distribution of a Member's Accounts to begin later than the April 1 following the calendar year in which
             he attains age 70 1/2, provided that such commencement in active service shall not be required with respect to a Member (i) who does not own more than 5% of the outstanding stock of the Employer (or stock possessing
             more than 5% of the total combined voting power of all
             stock of the Employer), and (ii) who  either attained
             age 70 1/2 prior to January 1, 1988, or who did not
             receive a distribution pursuant to this paragraph (d)
             prior to December 31, 1996.
       	(e)	 In the event a Member who is a 5% owner
             (as defined in Section 416(i) of the Code) is required
             to begin receiving payments while in service under the provisions of paragraph (d) above, the Member may elect to receive payments while in service in
             accordance with option (i) or (ii), as follows:
           		(i)  	A Member may receive one lump sum
                   payment on or before the Member's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or
           		(ii) 	A Member may receive annual
                   payments of the minimum amount necessary to satisfy the minimum distribution requirements of
                   Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of the Member's life expectancy. Such life expectancy will not be recalculated. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member's Accounts as of the date of each withdrawal.

		           An election under this Section 9.03(e)
             shall be made by a Member by giving written notice to the Committee within the 90 day period prior to his required beginning date. The commencement of payments under this Section 9.03 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member's subsequent termination of employment, payment of the Member's Accounts shall be made in accordance with the provisions of Section 9.02. In the event a Member fails to make an election under this Section 9.03(e), payment shall be made in accordance with clause (ii) above.

9.04	   Small Benefits

       	Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all benefits if the value of the Member's Accounts as of his termination from employment amounts to $5,000 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Member's termination of employment.

9.05	   Status of Accounts Pending Distribution

       	Until completely distributed under Section 9.03 the Accounts of a Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan.

9.06	   Method of Payment of ESOP Stock Fund

   	    (a)	 Notwithstanding the foregoing provisions
             and in addition thereto, the Member may elect to have any distribution from the ESOP Stock Fund and the Bank Stock Fund made all in cash or all in kind. In the case of an in kind distribution, fractional shares shall be converted to cash, and payment of the value of those fractional shares shall be made in cash.
  	     (b)	 Subject to the diversification
             requirement of Section 4.07, in the event the fair market value of a Member's ESOP Stock Fund and Bank Stock Fund equals $50,000 or more at the time the Member requests distribution in cash, the distribution from these Funds shall be made in substantially equal periodic payments (not less frequently than annually) over a period not longer than 5 years. The Trustees shall not be required to liquidate the shares of Employer Stock until such time as it is required to make the cash distributions.

9.07	   Proof of Death and Right of Beneficiary or Other Person

       	The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.08	   Distribution Limitation

       	Notwithstanding any other provision of this
        Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. Life expectancies of Members and their spouses shall not be recalculated.

9.09	   Direct Rollover of Certain Distributions

       	This Section applies to distributions made on
        or after January 1, 1993.  Notwithstanding any
        provision of the Plan to the contrary that would
        otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any
        portion of an eligible rollover distribution paid
        directly to an eligible retirement plan specified by
        the distributee in a direct rollover. The following definitions apply to the terms used in this Section:
       	(a) 	"Eligible rollover distribution" means
             any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities);
       	(b) 	"Eligible retirement plan" means an
             individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;
PAGE 63


	       (c)	 "Distributee" means an employee or former
             employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and
       	(d) 	"Direct rollover" means a payment by the
             Plan to the eligible retirement plan specified by the distributee.

	           ARTICLE 10.  ADMINISTRATION OF PLAN

10.01	  Appointment of Thrift Plan Committee

       	The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Thrift Plan Committee of not less than 3 persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee.

10.02	  Duties of Committee

       	The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustees under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

10.03	  Individual Accounts

       	The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Member's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04	  Meetings

       	The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.05	  Action of Majority

       	Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

10.06	  Compensation and Bonding

       	No member of the Committee shall receive any compensation from the Plan for his services as such.
        Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07	  Establishment of Rules

       	Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have the sole and unilateral power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation and application of the Plan, but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member. Any such determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and binding upon all persons and shall not be overturned unless such determination, act and/or decision is arbitrary and capricious.

10.08	  Prudent Conduct

	       The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

10.09	  Service in More than One Fiduciary Capacity

       	Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

10.10	  Named Fiduciary

	       For purposes of ERISA, the members of the Committee shall be the named fiduciaries of the Plan.

10.11	  Limitation of Liability

       	The Employer, the Board of Directors, the members of the Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.12	  Indemnification

       	The members of the Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

10.13	  Appointment of Investment Manager

       	The Employer may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Employer shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

10.14	  Expenses of Administration

       	All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustees, administrative expenses and proper charges and disbursements of the Trustees and compensation and other expenses and charges of any counsel, accountant, specialist, or other person who has been retained by the Employer in connection with the administration thereof, shall be paid from the funds of the Plan held by the Trustees under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan to the extent not paid by the Employer.

	           ARTICLE 11.  MANAGEMENT OF FUNDS

11.01	  Trust Agreement

       	All the funds of the Plan shall be held by Trustees appointed from time to time by the Board of Directors under a trust agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustees.

11.02	  Exclusive Benefit Rule

       	Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

	           ARTICLE 12.  GENERAL PROVISIONS

12.01	  Nonalienation

 	      Except as required by any applicable law, no
        benefit under the Plan shall in any manner be
        anticipated, assigned or alienated, and any attempt to
        do so shall be void.  Notwithstanding the foregoing,
        the Trustees are specifically authorized to comply
        with any settlement, judgment, decree or order which results from the Employee's involvement in a fiduciary breach or conviction of a crime or other situation involving the Plan, all as described under Code
        Section 401(a)(13); or is related to a domestic
        relations order which is determined by the Committee
        to be qualified.  For this purpose, a "qualified
        domestic relations order" means any settlement,
        judgment, decree, or order which:
       	(a) 	creates for, or assigns to, a spouse,
             former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,
       	(b) 	is made pursuant to a State domestic
             relations law,
       	(c)	 does not require the Plan to provide any
             type of benefit, or any option, not otherwise provided under the Plan, and
       	(d) 	otherwise meets the requirements of
             Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined by the Committee.

	       Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee, provided, however, that if the amount of the distribution exceeds $5,000, the alternate payee must consent to the distribution.
	       No person may create a lien on any Fund, security or other asset held under the Plan other than liens permitted pursuant to Section 5.02.

12.02	  Conditions of Employment Not Affected by Plan

       	The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

12.03	  Facility of Payment

       	If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.04	  Information

       	Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

12.05	  Prevention of Escheat

        If the Committee cannot ascertain the
        whereabouts of any person to whom a payment is due under the Plan, the Committee may, no earlier than 3 years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Committee or the Employer. If such person has not made written claim therefor within 3 months of the date of the mailing, the Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.

12.06	  Construction

       	(a) 	The Plan shall be construed, regulated
             and administered under ERISA and the laws of the Commonwealth of Pennsylvania, except where ERISA controls.
       	(b)	 The masculine pronoun shall mean the
             feminine wherever appropriate.
       	(c) 	The titles and headings of the Articles
             and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

12.07	  Written Elections

       	Any elections, notifications or designations made by a Member pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the Committee under rules uniformly applicable to all employees similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

	           ARTICLE 13.  AMENDMENT, MERGER AND TERMINATION

13.01	  Amendment of Plan

       	The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend by action taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, in whole or in part, any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan or of eliminating directly or indirectly an optional form of benefit as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

13.02	  Merger or Consolidation

	       The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

13.03	  Additional Participating Employers

	       (a)	 If any company is or becomes a subsidiary
             of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.
	       (b)	 Any subsidiary or associated company may
             terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Members in the employ of that company, and any unpaid balances of the Accounts of all Members who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in
             Section 13.04 if the Plan should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

13.04	  Termination of Plan

       	(a)	 The Board of Directors may terminate the
             Plan or completely discontinue contributions under the Plan for any reason at any time. The action of its Board of Directors to terminate the Plan or discontinue contributions shall be taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting and retroactively if deemed necessary or appropriate, all of which shall be in accordance with the normal procedures and authority of the Board of Directors. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Member's Accounts shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.
       	(b)	 Upon termination of the Plan, Member
             Pre-Tax Contributions, with Earnings thereon, shall only be distributed to Members if (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan, and
             (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through
             (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliated Employer (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.

13.05	  Distribution of Accounts Upon a Sale of Assets

       	Upon the disposition by the Employer of at least 85% of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business, Member Pre-Tax Contributions, with Earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets, provided that (a) the Employer continues to maintain the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to
        Section 414(l)(1) of the Code, and (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph
        (A), subparagraph (B), or subparagraph (F) thereof).

13.06	  Distribution of Accounts Upon a Sale of a Subsidiary

       	Upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Member Pre-Tax Contributions, with Earnings thereon, may be distributed to those Members who continue in employment with such subsidiary, provided that (a) the Employer continues to maintain the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, and (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through
        (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof).

	           ARTICLE 14.  TOP-HEAVY PROVISIONS

The provisions of this Article 14 shall become applicable under the circumstances described in this
Section:

14.01	  Top-Heaviness Defined

       	(a)	 For purposes of this Article, the Plan
             shall be "top-heavy" if, as of the determination date,
           		(i)	  the value of the aggregate of the
                   account balances under the Plan for key employees exceeds 60% of the value of the aggregate of the account balances under the Plan for all Employees, or
          		 (ii) 	the Plan is part of a required
                   aggregation group, and the sum of the present value of the aggregate accrued benefits and the cumulative account balances of key employees in all plans in the required aggregation group exceeds 60% of a similar sum determined for all Employees. Notwithstanding the results of the said 60% text, the Plan shall not be considered top-heavy for any Plan Year in which the Plan is in a required aggregation group or the Employer elects to treat the Plan as a part of a permissive aggregation group and such group is not determined to be top-heavy.
       	(b)	 For purposes of this Article, the
             following terms shall be interpreted according to the definitions assigned to them:
           		(i)	  Account balance means the sum of
                   (A) the balance of a Member's Accounts as of the most recent Valuation Date occurring within the 12-month period ending on the determination date, and (B) the value of any contributions actually made after the Valuation Date but on or prior to the determination date. The term shall include the aggregate distributions made with respect to such Member under the Plan during the 5-year period ending on the determination date but shall not include any rollover contributions (or similar transfers) initiated by the Employee and made after December 31, 1983, and shall not include the account balance of a non-key employee who was a key employee for any prior Plan Year, or the account balance of any Member who has not performed services for the Employer during the 5-year period ending on the determination date.

		           (ii)	 Remuneration has the same meaning
                   as "remuneration" in Section 3.10(f) but such amount shall be deemed not to exceed the Annual Dollar Limit, as adjusted annually based on the Adjustment Factor as provided by the Secretary of Treasury.
           		(iii)	Determination date means the last
                   day of the preceding Plan Year or in the case of the first Plan Year, the last day of that Plan Year.
           		(iv)	 5% owner of the Employer means any
                   person who either directly or constructively (as defined in Section 318 of the Code) owns more than 5% of either the outstanding stock of S&T Bancorp, Inc. or the total combined voting power of all of the stock of S&T Bancorp, Inc.
           		(v)	  Employee includes such Beneficiary
                   or Beneficiaries who obtain an interest in the Plan by beneficiary designation, will, devise or through the laws of intestacy.
           		(vi) 	Key employee means any Employee or
                   former Employee in this Plan who, at any time during the Plan Year ending on the determination date, or during any of the 4 preceding Plan Years which began after 1982, was:

			                (A)	An officer of the Employer,
                			(B)	A 5% owner of the Employer,
                			(C)	One of the top ten owners of S&T Bancorp, Inc., or
                			(D)	A 1% owner of the Employer having an annual Statutory
                       Compensation of more than $150,000.
                			The term shall also include Beneficiaries of key
                   employees.
           		(vii)	Non-key employee means any Employee
                   who is not a key employee.
           		(viii)Officer means at any time during
                   the Plan Year or any 4 preceding Plan Years an
                   Employee who serves as an administrative executive for
                   the Employer on a regular and continuous basis and
                   during the applicable year has annual compensation
                   greater than 50% of the amount in effect under Section
                   415(b)(1)(A) of the Code.  The maximum number of
                   Employees who shall be deemed to be officers for
                   purposes of this Article 14 shall be the lesser of:
                			(A)	50, or
                			(B)	The greater of 3, or 10% of all Employees.
             		   	If the actual number of officers of
                   the Employer exceeds the maximum number of Employees
                   who are deemed to be officers under Section
                   14.01(b)(viii), the maximum number of officers for
                   purposes of this Section shall include those officers
                   who had the highest one-year compensation while
                   serving as an officer of the Employer during any
                   applicable Plan Year.

		           (ix) 	1% owner of the Employer means any
                   person, who either directly or constructively (as
                   defined in Section 318 of the Code) owns more than 1%
                   of either the outstanding stock of S&T Bancorp, Inc.
                   or the total combined voting power of all of the stock
                   of S&T Bancorp, Inc.
           		(x)  	Permissive aggregation group means
                   each plan in the required aggregation group and any
                   other defined benefit and defined contribution plan of
                   the Employer or an Affiliated Employer with
                   contributions or benefits at least comparable to the
                   contributions or benefits under this Plan in which all
                   members are non-key employees, if the resulting
                   aggregation group continues to meet the requirements
                   of Section 401(a)(4) and 410 of the Code.
           		(xi) 	Required aggregation group includes:
                			(A)	Each defined benefit plan and defined contribution
                       plan of the Employer (regardless of whether the
                       Plan terminated within the past 5 years) in which
                       a key employee is a Member, and
                			(B)	Each other defined benefit and defined contribution
                       plan (as defined in Section 3.10(e)) of the Employer
                       which enables any plan described in clause (A) above,
                       to meet the requirements of Section 401(a)(4) or
                       410 of the Code.
           		(xii)	Top ten owner means the 10
                   Employees who own directly or constructively (as
                   defined in Section 318 of the Code) both more than 1/2%
                   ownership interest in value and the largest percentage
                   ownership interest in value of the Employer and any
                   Affiliated Employer and during the applicable year
                   have annual Compensation from the Employer or an
                   Affiliated Employer greater than 100% of the amount in
                   effect under Section 415(c)(1)(A) of the Code.

14.02	  Employer Contributions

       	The following provisions shall be applicable to
        Members for any Plan Year with respect to which the
        Plan is top-heavy:
       	(a)	 If the required minimum contribution is
             not provided by the Plan for any Member who is a non-key employee, then in each Plan Year, in addition to the contributions otherwise provided under the Plan, the Employer shall make contributions on behalf of any such Member (or each Employee eligible to become a Member) who is a non-key employee and who has not separated from service as of the last day of the Plan Year (regardless of whether the non-key employee has less than 1,000 Hours of Service, or his level of remuneration, or whether he declines to make a mandatory contribution or whether he elects to make Member Pre-Tax Contributions) which, when added to the Employer contributions allocated to the Member's Accounts for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.09(b)) will be equal to a percentage of the Member's remuneration for the Plan Year, that percentage to be the lesser of 3% or the percentage rate, determined for the key employee for whom that percentage is the highest, equivalent to the fraction the numerator of which are the contributions made on behalf of that key employee by the Employer and the Member's Pre-Tax Contributions, and the denominator of which is the remuneration of the key employee for that Plan Year.
       	(b)	 For purposes of this Section 14.02, all
             defined contribution plans required to be included in a required aggregation group shall be treated as one plan. This Section 14.02 shall not apply if this Plan is required to be included in a required aggregation group under Section 14.01 and if this Plan enables a defined benefit plan required to be included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code.
       	(c)	 Notwithstanding the foregoing provisions,
             no minimum contribution shall be made with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section 416(c)(1) of the Code is provided under a qualified plan sponsored by the Employer or Affiliated Employer.

14.03	  Vesting

       	The immediate vesting schedule in Section 7.01 shall apply at all times.

14.04	  Impact on Maximum Benefits

       	For any Plan Year the Plan is determined to be top-heavy, the multiplier "1.25" in Section 3.10(c) shall be reduced to "1.00", except that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this Section becomes applicable.

	           ARTICLE 15.  EXECUTION PAGE

As evidence of its adoption of the Plan, as amended and restated, the Employer has caused this instrument to be executed by its duly authorized officer and its corporate seal to be affixed hereto by its Secretary on this 21st day of September, 1998, but to be generally effective January 1, 1998, unless specified herein to the contrary.

ATTEST:                        S&T BANK:



By: /s/ James G.Barone         /s/ James C. Miller
    Secretary                  President & CEO